UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2014

Freeport-McMoRan Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Central Avenue Phoenix, AZ	85004-2189
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 10, 2014, Freeport-McMoRan Inc., a Delaware corporation (“FCX”), as issuer, and Freeport-McMoRan Oil & Gas LLC, a Delaware limited liability company (“FM O&G”), as guarantor (“Guarantor”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule 1 thereto (the “Underwriters”), pursuant to which FCX agreed to issue and sell to the Underwriters $750,000,000 aggregate principal amount of its 2.30% Senior Notes due 2017 (the “2017 Notes”), $600,000,000 aggregate principal amount of its 4.00% Senior Notes due 2021 (the “2021 Notes”), $850,000,000 aggregate principal amount of its 4.55% Senior Notes due 2024 (the “2024 Notes”) and $800,000,000 aggregate principal amount of its 5.40% Senior Notes due 2034 (the “2034 Notes” and together with the 2017 Notes, the 2021 Notes, the 2024 Notes, the “Notes”). The Notes were offered pursuant to FCX’s Registration Statement, as amended, on Form S-3, File No. 333-179420.

The Underwriting Agreement contains customary representations, warranties and covenants of FCX and FM O&G, conditions to closing, indemnification obligations of FCX, FM O&G and the Underwriters and termination and other customary provisions.

The Notes are to be issued pursuant to the provisions of an Indenture dated as of February 13, 2012 (the “Base Indenture”), between FCX and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the fourth supplemental indenture dated as of May 31, 2013 (the “Fourth Supplemental Indenture”), among the Company, FM O&G and the Trustee, the fifth supplemental indenture, the sixth supplemental indenture, the seventh supplemental indenture and the eight supplemental indenture, each dated as of November 14, 2014 among FCX, the Guarantor and the Trustee (the “Supplemental Indentures” and together with the Base Indenture and the Fourth Supplemental Indenture, the “Indenture”). The Notes will be guaranteed by the Guarantor (the “Guarantees” and, together with the Notes, the “Securities”).

The 2017 Notes will mature on November 14, 2017, the 2021 Notes will mature on November 14, 2021, the 2024 Notes will mature on November 14, 2024 and the 2034 Notes will mature on November 14, 2034. Interest will accrue from November 14, 2014 and the first interest payment date will be May 14, 2015 for each series of Notes. FCX may redeem some or all of the Notes at any time and from time to time at the applicable redemption price.

The Indenture contains covenants that restrict FCX’s ability, with certain exceptions, to incur debt secured by liens, engage in sale and leaseback transactions and merge or consolidate with or into another entity, or sell, transfer or lease all or substantially all of its properties and assets.

The foregoing description of the Underwriting Agreement, the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the documents which are attached or incorporated by reference from a prior filing as Exhibits 1.1, 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9 and 4.10 to this Current Report on Form 8-K and each of which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03

Item 8.01. Other Events.

A copy of the opinion of Davis Polk & Wardwell LLP, counsel to FCX, relating to the legality of the Securities is filed as Exhibit 5.1 hereto.

FCX issued a press release dated November 10, 2014, announcing that it has priced the sale of $3.0 billion of senior notes. FCX expects to use the net proceeds to repay certain outstanding debt. See Exhibit 99.1.

FCX also issued a press release dated November 14, 2014, announcing that it has completed the sale of $3.0 billion of senior notes. FCX expects to use the net proceeds to repay certain outstanding debt. See Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-MCMORAN INC.

Date: November 14, 2014	By:	/s/ C. Donald Whitmire, Jr.
C. Donald Whitmire, Jr. Vice President and Controller – Financial Reporting (authorized signatory and Principal Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement dated as of November 10, 2014 among Freeport-McMoRan Inc. and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule 1 thereto

4.1*	Indenture dated as of February 13, 2012 between Freeport-McMoRan Copper & Gold Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on February 13, 2012)

4.2*	Fourth Supplemental Indenture dated as of May 31, 2013 between Freeport-McMoRan Copper & Gold Inc., Freeport-McMoRan Oil & Gas LLC and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Form 8-K filed on June 3, 2013)

4.3	Fifth Supplemental Indenture dated as of November 14, 2014 among Freeport-McMoRan Inc., Freeport-McMoRan Oil & Gas LLC and U.S. Bank National Association, as trustee

4.4	Sixth Supplemental Indenture dated as of November 14, 2014 among Freeport-McMoRan Inc., Freeport-McMoRan Oil & Gas LLC and U.S. Bank National Association, as trustee

4.5	Seventh Supplemental Indenture dated as of November 14, 2014 among Freeport-McMoRan Inc., Freeport-McMoRan Oil & Gas LLC and U.S. Bank National Association, as trustee

4.6	Eighth Supplemental Indenture dated as of November 14, 2014 among Freeport-McMoRan Inc., Freeport-McMoRan Oil & Gas LLC and U.S. Bank National Association, as trustee

4.7	Form of Note representing the 2017 Notes (included in Exhibit 4.3)

4.8	Form of Note representing the 2021 Notes (included in Exhibit 4.4)

4.9	Form of Note representing the 2024 Notes (included in Exhibit 4.5)

4.10	Form of Note representing the 2034 Notes (included in Exhibit 4.6)

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

99.1	Press Release dated November 10, 2014, titled “Freeport-McMoRan Prices $3.0 Billion of Senior Notes.”

99.2	Press Release dated November 14, 2014, titled “Freeport-McMoRan Completes Sale of $3.0 Billion of Senior Notes.”

*	Previously filed

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